UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CVF TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in its Charter)

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CVF TECHNOLOGIES CORPORATION
8604 Main Street, Suite 1
Williamsville, New York 14221

NOTICE OF 2003 ANNUAL STOCKHOLDERS' MEETING

To the Stockholders:

                Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Meeting"), of CVF Technologies Corporation (the "Company"), will be held at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York (immediately north of Route I-290), at 2:00 p.m., New York time, on August 28, 2003 for the following purposes:

                1.  To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

                2. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

                Only stockholders of record at the close of business on July 25, 2003 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                            Robert B. Nally
                                                                                                            Secretary

Date: August 4, 2003

                STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

August 4, 2003

CVF TECHNOLOGIES CORPORATION
8604 Main Street, Suite 1
Williamsville, New York 14221

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 28, 2003

                The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of CVF Technologies Corporation (the "Company"), to be held on August 28, 2003 at 2:00 p.m., New York time, at the Buffalo Marriott Hotel, 1340 Millersport Highway, Amherst, New York (immediately north of Route I-290). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002 is enclosed with this Proxy Statement and Form of Proxy. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, 8604 Main Street, Suite 1, Williamsville, New York 14221. This Proxy Statement and Form of Proxy will be first sent to stockholders on or about August 4, 2003.

SOLICITATION AND REVOCABILITY OF PROXIES

                The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and Company employees (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                The record date for determining shares of common stock, $0.001 par value per share, of the Company ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on July 25, 2003. On such date there were 10,706,049 Shares outstanding, entitled to one vote each.

Security Ownership of Management and Certain Beneficial Owners

                The following table sets forth, as of July 25, 2003, the approximate number of Shares beneficially owned by each person known by the Company to be the beneficial owner of more than 5% of the Shares, and the name and shareholdings of each executive officer and director, and all executive officers and directors as a group. Unless otherwise stated, each person has an address at 8604 Main Street, Suite 1, Williamsville, New York 14221.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Jeffrey I. Dreben (1)	974,970.5	8.5%
Robert B. Nally (2) 189 Marry Street Waterloo, Ontario N2J 1S1	989,470.5	8.6%
Robert Glazier (3)	100,000	*
George Khouri (4)	125,000	1.2%
Lawrence Casse (5)	40,000	*
Robert L. Miller (6)	115,000	1.1%
Brant Investments Limited c/o Royal Trust Company- Pension Dept. Royal Trust Tower, 7th Floor 77 King Street West Toronto, Ontario M5W 1P9	1,235,731	11.5%
Prudential Insurance Company of America 75 Broad Street Newark, New Jersey 07104	647,128	6.0%
Directors and Officers as a Group (6 persons)	2,344,441	20.6%

* Less than 1%

(1)	Mr. Dreben's amount includes 460,000 options to acquire Shares at an option price of $0.16 per Share and 324,326 warrants to acquire Shares at a price of $0.16 per Share. Additionally, Mr. Dreben's total also includes 190,644 Shares owned by Mr. Dreben's wife. However, Mr. Dreben disclaims beneficial ownership of the shares held by his wife.

(2)	Mr. Nally's amount includes 460,000 options to acquire Shares at an option price of $0.16 per Share and 324,326 warrants to acquire Shares at a price of $0.16 per Share. Additionally, Mr. Nally's total also includes 205,144 Shares owned by Mr. Nally's wife. However, Mr. Nally disclaims beneficial ownership of the shares held by his wife.

(3)	Consists of 100,000 options to acquire Shares at an exercise price of $0.16 per Share.
(4)	Consists of 125,000 options to acquire Shares at an exercise price of $0.16 per Share.
(5)	Consists of 40,000 options to acquire Shares at an exercise price of $0.16 per Share.
(6)	Consists of 115,000 options to acquire Shares at an exercise price of $0.16 per Share.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

                The Board of Directors has nominated four candidates for election at the Meeting. If a quorum is present, those nominees receiving a plurality of the votes cast at the Meeting will be elected as directors. A "plurality" means that the nominees who receive the greatest number of votes at the Meeting are elected as directors. Any Shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted to determine a plurality. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

                The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected directors at the 2002 Annual Meeting of Stockholders.

                Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

                The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.
Name and Position	Age	Principal Occupation and Business Experience for Past Five Years (1)
Jeffrey I. Dreben	58	Director, Chairman, President and Chief Executive Officer of the Company since 1995; Director, Vice President and Treasurer of Canadian Venture Founders Management Limited from 1989 to 1995.
Robert H. Glazier	55	Director of the Company since 1998; President and Chief Executive Officer of Donatech Corporation (computer software consulting company) since 1986.
Robert B. Nally	55	Director and Consultant to the Company since 1995; Treasurer and Secretary of the Company since 1997; Chief Operating Officer and Chief Technology Officer of the Company since January 1, 1999; Director of RDM Corporation (technologies for check processing and electronic commerce solutions) since 1995; Vice President and Secretary of Canadian Venture Founders Management Limited from 1989 to 1995.
George A. Khouri	56	Director and Consultant to the Company since 1997; Managing Director of Growth Capital Partners since March 2003; Managing Director of Avalon Group Ltd. from 1999 to March 2003; Managing Director- Capital Markets of Nomura Securities International Inc. from 1995 to 1996; Vice President of Trigon Group (an investment banking boutique) from 1992 to 1995.

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

Other Directorships and Trusteeships

                No members of the Board of Directors, except Mr. Nally, serve on the Boards of Directors or the Boards of Trustees of any other publicly-held companies. Mr. Nally serves on the Board of Directors of Virtek Vision International Inc. and RDM Corporation, both of which are publicly-held Canadian corporations.

Committees and Meeting Data

                During the year ended December 31, 2002, the full Board of Directors met on three occasions. Each director attended all of the meetings of the Board. The Company has a standing Audit Committee of the Board of Directors. The audit committee consists of Messrs. Dreben, Glazier and Khouri and performs the functions described below. The Company does not have standing compensation or nominating committees of the Board.

Report of the Audit Committee of the Board of Directors

                The majority of the members of the audit committee are "independent" in accordance with the American Stock Exchange listing standards. The Board of Directors has adopted a written charter for the audit committee. A copy of the charter was attached as an appendix to the Company's 2001 proxy statement.

                The audit committee met on three occasions during the year ended December 31, 2002. The function of the audit committee is to recommend to the Board of Directors the firm of independent public accountants to audit the Company's financial statements each fiscal year, review with the independent auditor the general scope of this service, review the nature and extent of the nonaudit services to be performed by the independent auditors, and consult with management on the activities of the Company's independent auditors and the Company's system of internal control.

                In the performance of its oversight responsibilities, the audit committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 with the Company's management. The Committee also discussed with Ernst & Young LLP ("Ernst & Young"), the Company's independent accountants during 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, matters related to the conduct of the accountants' audit of the Company's financial statements.

                The audit committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), with relates to the accountants' independence from management and the Company, and discussed with Ernst & Young that firms' independence. The Committee has also considered whether Ernst & Young's provisions of non-audit services to the Company during 2002 is compatible with maintaining Ernst & Young's independence.

                Based on the review and discussion referred to above, the audit committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2002 be included in the Company's 2002 Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

Jeffrey I. Dreben
Robert H. Glazier
George A. Khouri

Section 16(a) Beneficial Ownership Reporting Compliance

                Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the Securities and Exchange Commission within two days following any purchase or sale of Shares. During fiscal year 2002, none of the officers and directors of the Company, to the knowledge of the Company, were late in filing a report under Section 16(a) of the Exchange Act.

Executive Officers

The following is a list of the Company's executive officers.

Name and Position	Age	Principal Occupation and Business Experience for Past Five Years
Jeffrey I. Dreben Chairman, President and Chief Executive Officer	58	See table under "Nominees."
Robert B. Nally Chief Operating Officer, Chief Technology Officer, Treasurer and Secretary	55	See table under "Nominees."
Robert L. Miller Chief Financial Officer	52	Chief Financial Officer since June 1999; Vice President of Finance/Controller of U.S. Appraisal, Inc. from March 1998 to April 1999; Vice President/Controller of Pratt & Lambert United, Inc. from 1985 to 1996.
Lawrence M. Casse	47	Vice President since April 1998; Consultant to Company since March 1997; President of Resonance Capital Corporation from 1993 to 1997.

Executive Compensation

The following table summarizes, for the fiscal years ended December 31, 2002, 2001 and 2000, the amount of the compensation paid by the Company to its Chief Executive Officer and all other executive officers whose cash compensation during the year ended December 31, 2002 exceeded $100,000 (the "Named Officers").

		Annual Compensation			Awards
Name and Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/ SARS
Jeffrey I. Dreben Chairman, President and Chief Executive Officer	2002	$162,167	$0	$0	460,000 Shares (6)
	2001	$200,000	$30,000 (1)	$0	160,000 Shares
	2000	$200,000	$0	$0	100,000 Shares
Robert B. Nally Chief Operating Officer, Chief Technology Officer, Treasurer and Secretary	2002	$134,920 (2)(5)	$0	$0	460,000 Shares (6)
	2001	$129,220 (3)(5)	$30,000 (1)	$0	160,000 Shares
	2000	$134,740 (4)(5)	$0	$0	100,000 Shares

(1)	This bonus was paid in recognition of progress made during the year 2000.
(2)	Paid in Canadian currency but translated in the table to U.S. currency. Based on the average exchange rate for 2002 of CND $1.00 = U.S. $0.6368.
(3)	Paid in Canadian currency but translated in the table to U.S. currency. Based on the average exchange rate for 2001 of CND $1.00 = U.S. $0.6461.

(4)	Paid in Canadian currency but translated in the table to U.S. currency. Based on the average exchange rate for 2000 of CND $1.00 = U.S. $0.6737.
(5)	Paid under Mr. Nally's consulting arrangements with the Company which is discussed under "Certain Transactions and Relationships."
(6)	No individual issuances of stock options to acquire Shares were granted during the fiscal year ended December 31, 2002 to Mr. Dreben or Mr. Nally. However, all outstanding stock options were repriced during 2002 at an exercise price of $0.16 per Share. The number of Shares noted in this column indicates the number of outstanding options each officer held at the time of the re-pricing.

                Option Grants and Exercises. There were no individual issuances of stock options to acquire common shares of the Company granted during the fiscal year ended December 31, 2002 to the Named Executive Officers. However, all stock options outstanding were repriced during 2002 at an exercise price of $0.16 per Share.

                Option Exercises and Year End Values. The following table shows the options which were outstanding for the Named Officers during the year ended December 31, 2002. No options were exercised by the Named Officers during the year ended December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SAR at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2002 Exercisable/Unexercisable
Jeffrey I. Dreben	NIL	NIL	460,000/NIL	$NIL/NIL
Robert B. Nally	NIL	NIL	460,000/NIL	$NIL/NIL

                Director's Fees. The Company does not currently pay any additional fees to the directors who are also officers of or consultants to the Company. Mr. Khouri became a consultant to the Company in June 1997 and is paid $2,500 per month in director and consulting fees. See "Certain Transactions and Relationships." Robert Glazier, appointed a director in January 1998, is entitled to receive $750 per Board of Directors meeting attended in person and $375 per telephonic board meeting in which he participates.

                Report on Repricing of Options/SARS. On April 16, 2002, the Board of Directors amended the terms of all of the Company's outstanding stock options to reduce the exercise price of such options to the closing price of the Company's common stock as reported on the American Stock Exchange on that date, or $0.16 per share and to change the term of each such option to five (5) years from the date of the Action. The Board noted that it was in the best interests of the Company that the officers, directors, employees and other service providers and investees be properly incentivized to exert their best efforts on behalf of the Company. At the date of the Board action, many, if not all, of the Company's outstanding stock options had exercise prices substantially above the current fair market value of the Company's common stock, and as such, the options have lost their performance incentive character. The Board believed that amending the terms of the outstanding options would create performance incentives and better motivate the employees and service providers of the Company, as well as the employees and service providers of the Company's subsidiaries, affiliates and investees. On the date of the repricing, Mr. Dreben and Mr. Nally each held options to purchase 460,000 Shares.

Certain Transactions and Relationships

                Service Agreement with D and N Consulting Corporation. The Company entered into a Service Agreement dated February 10, 1997 with D and N Consulting Corporation ("D and N") (replacing a similar agreement it had with CVF Corp. from September 1995), pursuant to which D and N was to provide a variety of administrative, managerial and clerical services to the Company. Under the Service Agreement, D and N would be responsible for all administrative requirements of the Company, including, but not limited to, maintaining the books of the Company, preparing periodic reports to the Board of Directors of the Company and providing office facilities and travel expenses. In return for the above services, D and N is to be paid a service fee based on an annual budget prepared by D and N and approved by the Board of Directors of the Company. In May 2002 the Service Agreement was replaced by a new Service Agreement dated May 1, 2002 containing substantially the same terms and conditions as the prior agreement and expiring May 27, 2005. The new Service Agreement renews automatically for successive one year periods thereafter unless either party provides 12 months prior written notice of non-renewal. Upon a change in control of the Company, the term of the Service Agreement is automatically extended for an additional period of five years. Messrs. Dreben and Nally are each officers and 50% stockholders of D and N. D and N and the Company have mutually agreed to defer operation of the Service Agreement. Instead, the services continue to be provided by officers, employees and consultants of the Company. The Company has neither paid not accrued service fees under the Service Agreement. D and N maintains the right to begin the operation of the Service Agreement at any time.

                Consulting Arrangement with Mr. Khouri. Effective December 1, 1999, there was an agreement with Mr. Khouri pursuant to which Mr. Khouri, reporting directly to the President of the Company, provided the Company with consulting services in exchange for which Mr. Khouri received $5,802 per month and no other compensation other than options to acquire Shares as a director. In November 2000, the monthly fee payable to Mr. Khouri under this consulting agreement was reduced to $2,500. The current agreement is for a one-year term and is renewable, if mutually agreed to by the parties. Upon termination of the current agreement, Mr. Khouri is to resign as a director.

                Consulting Arrangement with Mr. Nally. The Company has an oral understanding with Mr. Nally, a director and an officer of the Company, pursuant to which Mr. Nally provides the Company with certain consulting services, particularly with respect to technology management, in exchange for which Mr. Nally receives compensation as determined by the Board of Directors. The parties intend to execute a written agreement to the same effect. In 2000, 2001 and 2002, Mr. Nally received $134,740, $159,220 and $134,740, respectively, for his services as a consultant to the Company.

                Service Agreement with Michael Dreben. The Company entered into a Services Agreement dated October 2, 2001 with Michael Dreben, the son of Jeffrey I. Dreben, the Company's President, Chairman and Chief Executive Officer. Pursuant to the Services Agreement, Michael Dreben will identify and assist in closing funding and merger and acquisition opportunities for the Company and its investee companies. In return for these services, Michael Dreben received warrants to purchase 180,000 Shares over a 12 month period in lieu of cash compensation. The Services Agreement also entitles Michael Dreben to receive a cash fee upon the closing of such funding and merger and acquisition opportunities. The Services Agreement terminates upon 30 days' prior written notice by either party. Effective June 2002, Michael Dreben is paid a salary by the Company at an annual rate of $106,000, and no additional options or warrants are payable to Mr. Dreben.

PROPOSAL NO. 2

OTHER MATTERS

                So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented at the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

INDEPENDENT ACCOUNTANTS

                Effective June 24, 2003, the Company dismissed Ernst & Young LLP ("Ernst & Young") and engaged the accounting firm of Radin, Glass & Co., LLP ("Radin, Glass & Co.") as its new independent public accountants.

                During the last two fiscal years and prior to its appointment as the Company's new independent accountants, the Company has not consulted with Radin, Glass & Co. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statement and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

                Ernst & Young's reports on the Company's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years, there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B, with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report. The Company provided a copy of this disclosure to Ernst & Young and requested that it furnish the Company with a letter addressed to the SEC confirming that it agrees with the above statements. A copy of Ernst & Young's confirmation letter was filed with the SEC as Exhibit 99 to the Company's Form 8-K dated July 1, 2003.

                Audit Fees. With respect to the year ended December 31, 2002, the aggregate fees billed the Company by Ernst & Young for professional services rendered for auditing financial statements and reviewing interim financial statements were $192,713.

                Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2002, Ernst & Young did not render any financial information systems design and implementation services to the Company.

                All Other Fees. During the year ended December 31, 2002, Ernst & Young also rendered services to the Company relating to an ongoing audit by the Internal Revenue Service and for tax return preparation. Those fees totaled $54,095 and $30,275 respectively.

                A representative of Radin, Glass & Co. will not be present at the Meeting. A representative of Ernst & Young will also not be present at the Meeting.

STOCKHOLDER PROPOSALS

                A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2004 Annual Meeting must deliver a proposal so it is received at the Company's offices no later than the close of business on March 29, 2004 in order to be considered for inclusion in the Company's proxy materials for the 2004 Annual Meeting of Stockholders.

                                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                            Robert B. Nally
                                                                                                            Secretary

Williamsville, New York
August 4, 2003

PROXY

CVF TECHNOLOGIES CORPORATION
8604 Main Street, Suite 1
Williamsville, New York 14221

THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints Jeffrey I. Dreben and Robert B. Nally, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of CVF Technologies Corporation (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT THE BUFFALO MARRIOTT HOTEL, 1340 MILLERSPORT HIGHWAY, AMHERST, NEW YORK ON AUGUST 28, 2003 AT 2:00 P.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below:

                1. ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES LISTED BELOW                                     [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)                                         to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list below:

Jeffrey I. Dreben; Robert H. Glazier; George A. Khouri and Robert B. Nally

                2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 2 ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

Dated: _________________, 2003

PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, administrators, trustees, guardians and corporate officers are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

__________________________________________________

__________________________________________________
Signature of Stockholder(s))

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
NO POSTAGE IF MAILED IN THE UNITED STATES.